Exhibit 32.1

Certification Pursuant to 18 U.S.C. Section 1350

As adopted pursuant to Section 906 of the Sarbanes‑Oxley Act of 2002

Solely for the purposes of complying with 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes‑Oxley Act of 2002, we, the undersigned Chief Executive Officer, and Executive Vice President and Chief Financial Officer of New York & Company, Inc. (the “Company”), hereby certify, based on our knowledge, that the Quarterly Report on Form 10‑Q of the Company for the quarter ended October 29, 2016 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: December 7, 2016

/s/ GREGORY J. SCOTT
Gregory J. Scott Chief Executive Officer

/s/ SHEAMUS TOAL
Sheamus Toal Executive Vice President and Chief Financial Officer